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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report: August 2, 2002
(Date of Earliest Event Reported)

Commission File Number: 1-14208

MOSSIMO, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State Of Other Jurisdiction Incorporation Or Organization)	33-0684524 (I.R.S. Employer Identification No.)

2016 Broadway, Santa Monica, CA 90404
(310) 460-0040
(Address and Telephone Number of Principal Executive Offices)

ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a)
At its meeting on August 2, 2002, the Audit Committee of the Company's Board of Directors approved the termination of the Company's relationship with Arthur Andersen LLP, as the Company's independent accountants.

(i)
During the two most recent fiscal years and interim period subsequent to December 31, 1999, there have been no disagreements with Arthur Andersen LLP, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures or any reportable events.

(ii)
Arthur Andersen LLP's report on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii)
The Company has requested that Arthur Andersen LLP., furnish it with a letter addressed to the SEC stating whether it agrees with the above statements.

(b)
Effective August 2, 2002 the Audit Committee of the Board of Directors of the Company engaged KPMG LLP as the Company's independent accountants. During the years ended December 31, 2000 and 2001, and through the date hereof, the Company did not consult with KPMG LLP regarding either:

(i)
the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the company's financial statements; or

(ii)
any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a "reportable event" (as defined in Item 304(a)(1)(v) of Regulation S-K).

ITEM 7.    EXHIBITS

  16.
  Letter from Arthur Andersen LLP

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOSSIMO, INC.
Dated: August 5, 2002	By:	/s/ MANUEL MARRERO Manuel Marrero Chief Financial Officer

Exhibit Index

16.
Letter from Arthur Andersen LLP

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Exhibit Index